Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	October 20, 2016		574-235-2000

1st Source Corporation Announces Third Quarter Earnings,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income improved to $14.26 million and diluted net income per common share improved to $0.55 from the prior year's quarter.

•	Return on average assets of 1.05% and return on average common shareholders' equity of 8.47%.

•	Net charge-offs of $4.63 million and nonperforming assets to loans and leases of 0.68%.

•	Average loans and leases grew $278.36 million or 7.12% from the third quarter of 2015.

•	Average deposits grew $357.46 million or 8.95% from the third quarter of 2015.

•	Net interest income increased $0.49 million or 1.15% from the third quarter of 2015.

•	Noninterest income increased $1.53 million or 7.25% from the third quarter of 2015 (increased 4.96% excluding equipment rental income).

•	Noninterest expenses increased slightly from the third quarter of 2015 (decreased 1.75% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported net income of $14.26 million for the third quarter of 2016, compared to $13.93 million reported in the third quarter a year ago bringing the 2016 year-to-date net income to $42.56 million compared to $43.07 million in 2015. The year-to-date net income comparison was negatively impacted by a reduction in net interest recoveries of $1.45 million, a higher provision for loan and lease losses of $2.93 million, and by the writedown of an available-for-sale equity investment. These negatives were partially offset by gains of $1.86 million on a Volcker Rule required liquidation of a partnership investment and gains of $0.99 million on the sale of investment securities available-for-sale.
Diluted net income per common share for the third quarter of 2016 was $0.55, versus $0.53 in the third quarter of 2015. Diluted net income per common share was $1.63 for the first nine months of 2016 and 2015.
At its October 2016 meeting, the Board of Directors approved a cash dividend of $0.18 per common share. The cash dividend is payable to shareholders of record on November 1, 2016 and will be paid on November 11, 2016. This brings dividends this year to $0.720 per common share compared to $0.671 per common share at the same time last year.
According to Christopher J. Murphy III, Chairman, “We again saw healthy growth in loans, leases and deposits this quarter as we continued to add new clients to the bank. Average loans and leases were up a solid 7.12% from a year ago along with a strong average deposit increase of 8.95% during that same period. We had a steady performance overall, with expenses held flat and net income up slightly for the quarter compared to third quarter 2015.”

“While we are pleased with this growth, recent consolidation of clients in some of the industries we serve is likely to lead to payoffs and reduced opportunities in these industries. Also, continued low interest rates are a challenge to holding our net interest margin stable.”
“Earlier this month, we opened our 81st banking center in a fast growing area of Elkhart, Indiana, and next month we will open a new larger office in the heart of downtown Warsaw, Indiana, replacing our current downtown location. As always, we remain committed to helping our clients achieve security, build wealth and realize their dreams by giving straight talk and sound advice, keeping their best interests in mind for the long term.” Mr. Murphy concluded.

THIRD QUARTER 2016 FINANCIAL RESULTS
Loans
Average loans and leases of $4.19 billion increased $278.36 million, or 7.12% in the third quarter of 2016 from the year ago quarter and have increased $84.23 million, or 2.05% from the second quarter. Year to date average loans and leases of $4.10 billion increased $305.36 million, or 8.04% from the first nine months of 2015.
Deposits
Average deposits of $4.35 billion grew $357.46 million, or 8.95% for the quarter ended September 30, 2016 from the year ago quarter and have increased $52.85 million, or 1.23% compared to the second quarter. Average deposits for the first nine months of 2016 were $4.27 billion an increase of $355.35 million or 9.08% from the same period a year ago.
Net Interest Income and Net Interest Margin
Third quarter 2016 net interest income of $42.69 million increased $0.49 million, or 1.15% from the third quarter a year ago and increased $0.40 million, or 0.95% from the second quarter.
For the first nine months of 2016, net interest income was $126.28 million, an increase of $2.97 million, or 2.41% compared to the same period a year ago. Net interest recoveries for the first nine months of 2016 were down $1.45 million from the first nine months of 2015, resulting in a 4 basis point reduction to the net interest margin.
Third quarter 2016 net interest margin was 3.35%, a decrease of 19 basis points from the 3.54% for the same period in 2015 and decreased 6 basis points from the 3.41% in the second quarter. Third quarter 2016 net interest margin on a fully tax-equivalent basis was 3.39%, a decrease of 18 basis points from the 3.57% for the same period in 2015 and decreased 6 basis points from the 3.45% in the second quarter.
Net interest margin for the first nine months of 2016 was 3.39%, a decrease of 17 basis points from the 3.56% for the same period in 2015. Net interest margin on a fully tax-equivalent basis for the first nine months of 2016 was 3.43%, a decrease of 17 basis points from the 3.60% for the same period in 2015.

Noninterest Income
Noninterest income increased $1.53 million or 7.25% and $4.18 million or 6.69% in the three and nine month periods ended September 30, 2016, respectively over the same periods a year ago. The increase in noninterest income during the third quarter was mainly due to higher equipment rental income related to an increase in the average equipment rental portfolio and gains on the sale of available-for-sale equity securities, which was offset by lower monogram fund income and decreased customer swap fees. The increase in noninterest income during the first nine months of 2016 was primarily due to higher equipment rental income related to an increase in the average equipment rental portfolio, gains on the liquidation of a partnership investment required by the Volcker Rule and gains on the sale of available-for-sale equity securities, which was offset by lower monogram fund income, an other than temporary writedown on an available-for-sale equity security and decreased customer swap fees.
Noninterest Expense
Noninterest expense was flat for the quarter ended September 30, 2016 and increased $4.51 million or 3.85% for the first nine months of 2016, respectively over the comparable periods a year ago. The increase in noninterest expense was primarily due to higher depreciation on leased equipment, furniture and equipment and increased loan and lease collection and repossession expenses offset by reduced residential mortgage foreclosure expenses, business development and marketing and lower FDIC insurance assessments. Depreciation on leased equipment was higher as a result of an increase in the average equipment rental portfolio. Excluding depreciation on leased equipment, noninterest expenses were up 1.67%. Furniture and equipment expense was higher due to increased software maintenance costs, depreciation on new equipment with banking center remodels and computer processing charges. Loan and lease collection and repossession expenses increased mainly due to lower recoveries on repurchased mortgage loans, fewer gains on the sale of other real estate owned and repossessions.
Credit
The reserve for loan and lease losses as of September 30, 2016 was 2.13% of total loans and leases compared to 2.20% at June 30, 2016 and 2.22% at September 30, 2015. Net charge-offs of $4.63 million were recorded for the third quarter of 2016 compared with net recoveries of $0.04 million in the same quarter a year ago. Year to date, net charge-offs of $4.31 million have been recorded in 2016, compared to net recoveries of $0.39 million for the first nine months of 2015.
Due primarily to an increase in loan and lease outstandings, the provision for loan and lease losses for the third quarter 2016 increased $1.08 million compared with the same period in 2015 and was comparable to the second quarter. The provision for loan and lease losses for the first nine months of 2016 was $5.09 million up $2.93 million from the same period in 2015.
The ratio of nonperforming assets to net loans and leases was 0.68% as of September 30, 2016, comparable to the 0.66% on September 30, 2015 and up from the 0.49% on June 30, 2016.

Capital
As of September 30, 2016 and June 30, 2016, the common equity-to-assets ratio was 12.30%, compared to 12.52% a year ago. The tangible common equity-to-tangible assets ratio was 10.93% at September 30, 2016 and 10.90% at June 30, 2016 compared to 11.04% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.35% at September 30, 2016 compared to 12.20% at June 30, 2016 and 12.48% a year ago. During 2016, the Company repurchased $8.03 million of common stock in several open market transactions.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 81 community banking centers in 17 counties, 8 trust and wealth management locations, 10 1st Source Insurance offices, as well as 22 specialty finance locations nationwide.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
# # #
(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2016 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
AVERAGE BALANCES
Assets	$5,425,530	$5,343,630	$5,061,350	$5,326,670	$4,946,899
Earning assets	5,066,375	4,986,635	4,733,336	4,972,604	4,627,111
Investments	821,068	804,856	781,971	806,976	787,343
Loans and leases	4,189,340	4,105,111	3,910,981	4,101,284	3,795,929
Deposits	4,353,253	4,300,402	3,995,795	4,269,284	3,913,931
Interest bearing liabilities	3,734,322	3,709,706	3,489,505	3,683,863	3,435,444
Common shareholders’ equity	670,006	659,092	638,965	659,603	631,611

INCOME STATEMENT DATA
Net interest income	$42,694	$42,293	$42,209	$126,276	$123,310
Net interest income - FTE(1)	43,144	42,753	42,625	127,647	124,551
Provision for loan and lease losses	2,067	2,049	992	5,091	2,160
Noninterest income	22,665	22,297	21,132	66,589	62,414
Noninterest expense	41,145	40,034	41,068	121,884	117,370
Net income	14,264	14,479	13,928	42,561	43,069

PER SHARE DATA
Basic net income per common share	$0.55	$0.56	$0.53	$1.63	$1.63
Diluted net income per common share	0.55	0.56	0.53	1.63	1.63
Common cash dividends declared	0.180	0.180	0.164	0.540	0.491
Book value per common share	25.91	25.59	24.51	25.91	24.51
Tangible book value per common share(1)	22.65	22.32	21.26	22.65	21.26
Market value - High	35.99	34.83	32.37	35.99	32.37
Market value - Low	31.50	30.32	28.06	27.01	26.95
Basic weighted average common shares outstanding	25,867,169	25,853,537	26,164,646	25,881,360	26,211,630
Diluted weighted average common shares outstanding	25,867,169	25,853,537	26,164,646	25,881,360	26,211,630

KEY RATIOS
Return on average assets	1.05%	1.09%	1.09%	1.07%	1.16%
Return on average common shareholders’ equity	8.47	8.84	8.65	8.62	9.12
Average common shareholders’ equity to average assets	12.35	12.33	12.62	12.38	12.77
End of period tangible common equity to tangible assets(1)	10.93	10.90	11.04	10.93	11.04
Risk-based capital - Common Equity Tier 1(2)	12.35	12.20	12.48	12.35	12.48
Risk-based capital - Tier 1(2)	13.56	13.41	13.77	13.56	13.77
Risk-based capital - Total(2)	14.87	14.73	15.08	14.87	15.08
Net interest margin	3.35	3.41	3.54	3.39	3.56
Net interest margin - FTE(1)	3.39	3.45	3.57	3.43	3.60
Efficiency ratio: expense to revenue	62.95	61.98	64.84	63.20	63.20
Efficiency ratio: expense to revenue - adjusted(1)	60.10	58.76	61.98	60.36	60.57
Net charge offs to average loans and leases	0.44	(0.01)	—	0.14	(0.01)
Loan and lease loss reserve to loans and leases	2.13	2.20	2.22	2.13	2.22
Nonperforming assets to loans and leases	0.68	0.49	0.66	0.68	0.66

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
END OF PERIOD BALANCES
Assets	$5,447,911	$5,379,938	$5,245,610	$5,187,916	$5,105,584
Loans and leases	4,179,417	4,152,763	4,031,975	3,994,692	3,955,550
Deposits	4,377,038	4,325,084	4,225,148	4,139,186	4,019,156
Reserve for loan and lease losses	88,897	91,458	89,296	88,112	87,616
Goodwill and intangible assets	84,244	84,386	84,530	84,676	84,822
Common shareholders’ equity	670,259	661,756	649,973	644,053	639,221

ASSET QUALITY
Loans and leases past due 90 days or more	$611	$275	$728	$122	$411
Nonaccrual loans and leases	19,922	12,579	12,982	12,718	18,985
Other real estate	551	452	330	736	232
Former bank premises held for sale	—	—	—	—	515
Repossessions	8,089	7,619	7,201	6,927	6,602
Equipment owned under operating leases	43	107	113	121	146
Total nonperforming assets	$29,216	$21,032	$21,354	$20,624	$26,891
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
ASSETS
Cash and due from banks	$65,724	$58,944	$65,171	$61,124
Federal funds sold and interest bearing deposits with other banks	30,100	14,297	14,550	3,065
Investment securities available-for-sale	828,615	814,258	791,727	784,585
Other investments	22,458	21,973	21,973	21,728
Mortgages held for sale	19,986	15,924	9,825	9,187
Loans and leases, net of unearned discount:
Commercial and agricultural	786,167	759,175	744,749	750,780
Auto and light truck	400,809	457,586	425,236	423,147
Medium and heavy duty truck	271,478	273,674	278,254	264,784
Aircraft	836,977	822,842	778,012	794,129
Construction equipment	498,086	484,354	455,565	450,112
Commercial real estate	744,972	715,932	700,268	658,589
Residential real estate and home equity	490,186	482,979	464,129	463,824
Consumer	150,742	156,221	148,479	150,185
Total loans and leases	4,179,417	4,152,763	3,994,692	3,955,550
Reserve for loan and lease losses	(88,897)	(91,458)	(88,112)	(87,616)
Net loans and leases	4,090,520	4,061,305	3,906,580	3,867,934
Equipment owned under operating leases, net	117,883	119,312	110,371	95,785
Net premises and equipment	54,654	54,506	53,191	51,252
Goodwill and intangible assets	84,244	84,386	84,676	84,822
Accrued income and other assets	133,727	135,033	129,852	126,102
Total assets	$5,447,911	$5,379,938	$5,187,916	$5,105,584

LIABILITIES
Deposits:
Noninterest bearing	$992,776	$944,626	$902,364	$914,152
Interest-bearing deposits:
Interest-bearing demand	1,417,692	1,391,823	1,350,417	1,315,809
Savings	799,891	779,899	745,661	735,710
Time	1,166,679	1,208,736	1,140,744	1,053,485
Total interest-bearing deposits	3,384,262	3,380,458	3,236,822	3,105,004
Total deposits	4,377,038	4,325,084	4,139,186	4,019,156
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	167,029	161,826	130,662	139,414
Other short-term borrowings	48,978	44,150	102,567	144,096
Total short-term borrowings	216,007	205,976	233,229	283,510
Long-term debt and mandatorily redeemable securities	64,760	64,738	57,379	57,577
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	61,083	63,620	55,305	47,356
Total liabilities	4,777,652	4,718,182	4,543,863	4,466,363

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2016, June 30, 2016, December 31, 2015 and September 30, 2015, respectively	436,538	436,538	436,538	436,538
Retained earnings	280,335	270,744	251,812	242,102
Cost of common stock in treasury (2,338,581, 2,342,904, 2,178,090, and 2,123,527 shares at September 30, 2016, June 30, 2016, December 31, 2015, and September 30, 2015, respectively)	(56,262)	(56,357)	(50,852)	(49,120)
Accumulated other comprehensive income	9,648	10,831	6,555	9,701
Total shareholders’ equity	670,259	661,756	644,053	639,221
Total liabilities and shareholders’ equity	$5,447,911	$5,379,938	$5,187,916	$5,105,584

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Interest income:
Loans and leases	$44,965	$43,891	$42,560	$131,592	$124,747
Investment securities, taxable	2,384	3,040	3,277	8,504	8,929
Investment securities, tax-exempt	672	697	738	2,061	2,261
Other	279	309	246	879	730
Total interest income	48,300	47,937	46,821	143,036	136,667
Interest expense:
Deposits	3,879	3,790	2,874	11,440	8,271
Short-term borrowings	150	119	147	430	381
Subordinated notes	1,055	1,055	1,055	3,165	3,165
Long-term debt and mandatorily redeemable securities	522	680	536	1,725	1,540
Total interest expense	5,606	5,644	4,612	16,760	13,357
Net interest income	42,694	42,293	42,209	126,276	123,310
Provision for loan and lease losses	2,067	2,049	992	5,091	2,160
Net interest income after provision for loan and lease losses	40,627	40,244	41,217	121,185	121,150
Noninterest income:
Trust fees	4,691	5,108	4,634	14,422	14,438
Service charges on deposit accounts	2,366	2,276	2,413	6,749	6,977
Debit card	2,745	2,816	2,583	8,160	7,610
Mortgage banking	1,334	1,115	969	3,495	3,459
Insurance commissions	1,350	1,233	1,460	4,146	4,147
Equipment rental	6,657	6,517	5,881	19,247	16,302
Gains (losses) on investment securities available-for-sale	989	(209)	—	790	4
Other	2,533	3,441	3,192	9,580	9,477
Total noninterest income	22,665	22,297	21,132	66,589	62,414
Noninterest expense:
Salaries and employee benefits	22,136	21,194	21,835	64,681	63,554
Net occupancy	2,435	2,307	2,496	7,243	7,302
Furniture and equipment	4,898	4,811	4,604	14,499	13,471
Depreciation - leased equipment	5,570	5,444	4,858	16,115	13,342
Professional fees	1,244	1,190	1,237	3,653	3,215
Supplies and communication	1,256	1,374	1,307	4,138	4,122
FDIC and other insurance	647	911	848	2,437	2,544
Business development and marketing	1,263	1,025	1,244	3,268	3,507
Loan and lease collection and repossession	324	385	416	1,136	485
Other	1,372	1,393	2,223	4,714	5,828
Total noninterest expense	41,145	40,034	41,068	121,884	117,370
Income before income taxes	22,147	22,507	21,281	65,890	66,194
Income tax expense	7,883	8,028	7,353	23,329	23,125
Net income	$14,264	$14,479	$13,928	$42,561	$43,069
Per common share:
Basic net income per common share	$0.55	$0.56	$0.53	$1.63	$1.63
Diluted net income per common share	$0.55	$0.56	$0.53	$1.63	$1.63
Cash dividends	$0.180	$0.180	$0.164	$0.540	$0.491
Basic weighted average common shares outstanding	25,867,169	25,853,537	26,164,646	25,881,360	26,211,630
Diluted weighted average common shares outstanding	25,867,169	25,853,537	26,164,646	25,881,360	26,211,630

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$690,867	$2,384	1.37%	$678,849	$3,040	1.80%	$660,921	$3,277	1.97%
Tax exempt(1)	130,201	973	2.97%	126,007	1,012	3.23%	121,050	1,087	3.56%
Mortgages held for sale	14,681	134	3.63%	11,100	110	3.99%	9,610	100	4.13%
Loans and leases, net of unearned discount(1)	4,189,340	44,980	4.27%	4,105,111	43,926	4.30%	3,910,981	42,527	4.31%
Other investments	41,286	279	2.69%	65,568	309	1.90%	30,774	246	3.17%
Total earning assets(1)	5,066,375	48,750	3.83%	4,986,635	48,397	3.90%	4,733,336	47,237	3.96%
Cash and due from banks	60,665			60,786			59,172
Reserve for loan and lease losses	(92,237)			(90,107)			(87,109)
Other assets	390,727			386,316			355,951
Total assets	$5,425,530			$5,343,630			$5,061,350

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,393,457	3,879	0.45%	3,380,208	3,790	0.45%	3,107,108	2,874	0.37%
Short-term borrowings	217,460	150	0.27%	204,828	119	0.23%	266,201	147	0.22%
Subordinated notes	58,764	1,055	7.14%	58,764	1,055	7.22%	58,764	1,055	7.12%
Long-term debt and mandatorily redeemable securities	64,641	522	3.21%	65,906	680	4.15%	57,432	536	3.70%
Total interest-bearing liabilities	3,734,322	5,606	0.60%	3,709,706	5,644	0.61%	3,489,505	4,612	0.52%
Noninterest-bearing deposits	959,796			920,194			888,687
Other liabilities	61,406			54,638			44,193
Shareholders’ equity	670,006			659,092			638,965
Total liabilities and shareholders’ equity	$5,425,530			$5,343,630			$5,061,350
Less: Fully tax-equivalent adjustments		(450)			(460)			(416)
Net interest income/margin (GAAP-derived)(1)		$42,694	3.35%		$42,293	3.41%		$42,209	3.54%
Fully tax-equivalent adjustments		450			460			416
Net interest income/margin - FTE(1)		$43,144	3.39%		$42,753	3.45%		$42,625	3.57%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$680,606	$8,504	1.67%	$664,787	$8,929	1.80%
Tax exempt(1)	126,370	2,998	3.17%	122,556	3,332	3.63%
Mortgages held for sale	11,650	339	3.89%	12,010	351	3.91%
Loans and leases, net of unearned discount(1)	4,101,284	131,687	4.29%	3,795,929	124,566	4.39%
Other investments	52,694	879	2.23%	31,829	730	3.07%
Total earning assets(1)	4,972,604	144,407	3.88%	4,627,111	137,908	3.98%
Cash and due from banks	60,103			61,047
Reserve for loan and lease losses	(90,403)			(86,321)
Other assets	384,366			345,062
Total assets	$5,326,670			$4,946,899

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,342,828	11,440	0.46%	3,077,922	8,271	0.36%
Short-term borrowings	217,920	430	0.26%	241,570	381	0.21%
Subordinated notes	58,764	3,165	7.19%	58,764	3,165	7.20%
Long-term debt and mandatorily redeemable securities	64,351	1,725	3.58%	57,188	1,540	3.60%
Total interest-bearing liabilities	3,683,863	16,760	0.61%	3,435,444	13,357	0.52%
Noninterest-bearing deposits	926,456			836,009
Other liabilities	56,748			43,835
Shareholders’ equity	659,603			631,611
Total liabilities and shareholders’ equity	$5,326,670			$4,946,899
Less: Fully tax-equivalent adjustments		(1,371)			(1,241)
Net interest income/margin (GAAP-derived)(1)		$126,276	3.39%		$123,310	3.56%
Fully tax-equivalent adjustments		1,371			1,241
Net interest income/margin - FTE(1)		$127,647	3.43%		$124,551	3.60%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2016	2016	2015	2016	2015
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$48,300	$47,937	$46,821	$143,036	$136,667
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	150	145	67	434	170
(C)	- Tax-exempt investment securities	300	315	349	937	1,071
(D)	Interest income - FTE (A+B+C)	48,750	48,397	47,237	144,407	137,908
(E)	Interest expense (GAAP)	5,606	5,644	4,612	16,760	13,357
(F)	Net interest income (GAAP) (A-E)	42,694	42,293	42,209	126,276	123,310
(G)	Net interest income - FTE (D-E)	43,144	42,753	42,625	127,647	124,551
(H)	Annualization factor	3.978	4.022	3.967	1.336	1.337
(I)	Total earning assets	$5,066,375	$4,986,635	$4,733,336	$4,972,604	$4,627,111
	Net interest margin (GAAP-derived) (F*H)/I	3.35%	3.41%	3.54%	3.39%	3.56%
	Net interest margin - FTE (G*H)/I	3.39%	3.45%	3.57%	3.43%	3.60%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$42,694	$42,293	$42,209	$126,276	$123,310
(G)	Net interest income - FTE	43,144	42,753	42,625	127,647	124,551
(J)	Plus: noninterest income (GAAP)	22,665	22,297	21,132	66,589	62,414
(K)	Less: gains/losses on investment securities and partnership investments	(1,046)	(743)	(477)	(2,899)	(1,881)
(L)	Less: depreciation - leased equipment	(5,570)	(5,444)	(4,858)	(16,115)	(13,342)
(M)	Total net revenue (GAAP) (F+J)	65,359	64,590	63,341	192,865	185,724
(N)	Total net revenue - adjusted (G+J-K-L)	59,193	58,863	58,422	175,222	171,742
(O)	Noninterest expense (GAAP)	41,145	40,034	41,068	121,884	117,370
(L)	Less: depreciation - leased equipment	(5,570)	(5,444)	(4,858)	(16,115)	(13,342)
(P)	Noninterest expense - adjusted (O+L)	35,575	34,590	36,210	105,769	104,028
	Efficiency ratio (GAAP-derived) (O/M)	62.95%	61.98%	64.84%	63.20%	63.20%
	Efficiency ratio - adjusted (P/N)	60.10%	58.76%	61.98%	60.36%	60.57%

		End of Period
		September 30,	June 30,	September 30,
		2016	2016	2015
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total shareholders’ equity (GAAP)	$670,259	$661,756	$639,221
(R)	Less: goodwill and intangible assets	(84,244)	(84,386)	(84,822)
(S)	Total tangible common shareholders’ equity (Q+R)	$586,015	$577,370	$554,399
(T)	Total assets (GAAP)	5,447,911	5,379,938	5,105,584
(R)	Less: goodwill and intangible assets	(84,244)	(84,386)	(84,822)
(U)	Total tangible assets (T+R)	$5,363,667	$5,295,552	$5,020,762
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	12.30%	12.30%	12.52%
	Tangible common equity-to-tangible assets ratio (S/U)	10.93%	10.90%	11.04%

Calculation of Tangible Book Value per Common Share
(Q)	Total shareholders’ equity (GAAP)	$670,259	$661,756	$639,221
(V)	Actual common shares outstanding	25,867,093	25,862,770	26,082,147
	Book value per common share (GAAP-derived) (Q/V)*1000	$25.91	$25.59	$24.51
	Tangible common book value per share (S/V)*1000	$22.65	$22.32	$21.26

The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com